UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On April 11, 2012, Reddy Ice Holdings, Inc. (“Reddy Holdings”) and Reddy Ice Corporation (“Reddy Corp” and together with Reddy Holdings, the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Centerbridge Capital Partners II, L.P. and Centerbridge Capital Partners SBS II, L.P. (collectively, “Centerbridge”) pursuant to which, among other things, Centerbridge agreed, subject to the terms and conditions set forth therein (i) on the effective date of the Joint Plan of Reorganization of Reddy Holdings, Inc. and Reddy Ice Corporation (the “Plan”), to purchase $7.5 million of new series A preferred stock (“New Preferred Stock”) of reorganized Reddy Holdings, plus an additional amount of New Preferred Stock with a purchase price equal to the aggregate amount to be paid by reorganized Reddy Holdings to holders of Reddy Holdings’ existing common stock pursuant to the Plan, (ii) to purchase any shares of New Preferred Stock that are not purchased by other eligible holders of Reddy Corp’s 13.25% Senior Secured Notes due 2015 (the “Second Lien Notes”) in a rights offering conducted by reorganized Reddy Holdings, (iii) in the event that the Arctic acquisition is consummated, subject to certain conditions including Centerbridge’s satisfaction with the terms of the Arctic acquisition, to purchase additional shares of New Preferred Stock in connection with, and to finance, in part, the closing of the Arctic acquisition and related payments under the Plan and (iv) in the event that the Arctic acquisition is not consummated, to exchange a portion of Reddy Corp’s 11.25% Senior Secured Notes due 2015 (the “First Lien Notes”) held by Centerbridge representing an aggregate amount in principal and accrued interest equal to $68,180,000 for additional shares of New Preferred Stock.

In the event that the Investment Agreement is terminated under certain circumstances, Centerbridge would be entitled to liquidated damages in the amount of $10 million, which damages would constitute a general unsecured claim of Centerbridge.

A copy of the Investment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 11, 2012, the Company entered into a Restructuring Plan and Support Agreement (the “Support Agreement”) with certain holders of the First Lien Notes, the Second Lien Notes and Reddy Holdings’ 10.50% Senior Discount Notes due 2012 (the “Discount Notes”) whereby they agreed to vote in favor of the Plan.  The Support Agreement is subject to certain conditions including, without limitation, that the Company obtains confirmation of the Plan by May 17, 2012, that the Bankruptcy Court (as defined below) approve the Plan in all material respects and that the Company does not amend or modify the Plan in any way that is materially adverse to holders who have signed the Support Agreement.  As a result of the Support Agreement (subject to the conditions stated therein), holders of approximately 59.97% of the principal amount of the First Lien Notes, 57.97% of the principal amount of the Second Lien Notes and 91.81% of the principal amount of the Discount Notes agreed to vote in favor of the Plan.

A copy of the Support Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 1.03.             Bankruptcy or Receivership.

On April 12, 2012, the Company filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).  Reddy Holdings and Reddy Corp’s cases have been assigned the following case numbers, Case No. 12-32349-11 and Case No 12-32350-11, respectively, by the Bankruptcy Court.

The Company continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On April 12, 2012, Reddy Holdings issued a press release regarding the bankruptcy filing.  A copy of the press release is contained in Exhibit 99.3 and is incorporated herein by reference.

Item 2.04.            Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The bankruptcy filing described in Item 1.03 above constituted an event of default or otherwise triggered or may trigger repayment obligations under a number of instruments and agreements relating to direct and indirect financial obligations of the Company:

•                  Amended and Restated Credit Agreement, dated as of October 22, 2010, by and between Reddy Corp and Macquarie Bank Limited, as administrative agent and lender, as amended by Amendment No. 1 thereto, dated as of March 27, 2012.

•                  Indenture, dated as of March 15, 2010, by and among Reddy Corp, Reddy Holdings, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, relating to Reddy Corp’s First Lien Notes.

•                  Indenture, dated as of March 15, 2010, by and among Reddy Corp, Reddy Holdings, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, relating to Reddy Corp’s Second Lien Notes.

•                  Indenture, dated as of October 27, 2004, by and between Reddy Holdings and US Bank National Association, as trustee, relating to Reddy Holdings’ Discount Notes, as supplemented by the First Supplemental Indenture thereto, dated as of July 28, 2005, as further supplemented by the Second Supplemental Indenture thereto, dated as of March 3, 2010.

The Company believes that any efforts to enforce the payment or other obligations under these instruments are stayed as a result of the bankruptcy filing.

Item 7.01.             Regulation FD.

On April 11, 2012, the Company issued a Disclosure Statement Soliciting Acceptances of a Joint Plan of Reorganization (the “Disclosure Statement”).  On April 12, 2012, the Company filed the related Plan with the Bankruptcy Court.  Copies of the Disclosure Statement and Plan are attached hereto as Exhibits 99.4 and 99.5, respectively.  Copies of the Disclosure Statement and Plan are also available and may be viewed and printed free of charge at www.kccllc.net/ReddyIce. On April 12, 2012, Reddy Holdings issued a press release regarding the foregoing, a copy of which is contained in Exhibit 99.6 and is incorporated herein by reference.

The Company recommends that holders of the claims against the Company refer to the limitations and qualifications included in the Plan and the Disclosure Statement, as applicable, with respect to the information contained therein.  Information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties or otherwise.

There can be no assurances that the Bankruptcy Court will approve the Disclosure Statement, that the Company’s stakeholders will approve the Plan or that the Bankruptcy Court will confirm the Plan.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 on Form 8-K, including Exhibits 99.4, 99.5 and 99.6, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Statements

The Disclosed Information contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements were based on management’s belief as well as assumptions made by and information available to management at the time the Disclosed Information was prepared.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  These factors also include the risks and uncertainties described in the Company’s annual and quarterly filings with the SEC.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

99.1†	Investment Agreement, dated as of April 11, 2012, by and among Reddy Holdings, Reddy Corp and Centerbridge.

99.2†	Support Agreement, dated as of April 11, 2012, by and among Reddy Holdings, Reddy Corp and certain holders of the First Lien Notes, the Second Lien Notes and the Discount Notes.

99.3†	Press Release, dated April 12, 2012 regarding the bankruptcy filing.

99.4†	Disclosure Statement Soliciting Acceptances of a Joint Plan of Reorganization.

99.5†	Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation.

99.6†	Press Release, dated April 12, 2012 regarding the restructuring.

†	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2012

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
Name: Steven J. Janusek
Title: Chief Financial and Accounting Officer